Exhibit 10.2

AMENDMENT

OF

PENN NATIONAL GAMING, INC.

2003 LONG TERM INCENTIVE

COMPENSATION PLAN

THIS AMENDMENT, made as of June 12, 2013, by Penn National Gaming, Inc., a Pennsylvania corporation (“the Company”);

WHEREAS, the Company has heretofore established and maintains the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Section 19.1 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan in certain respects;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respects:

1.                                      RESTATEMENT OF SECTION 21.2.3.  Section 21.2.3 of the Plan is restated in its entirety, as follows:

21.2.3    Medium and Time of Payment.    Upon the exercise of an Option, the Option Price shall be payable in United States dollars, in cash (including by check), in shares of Common Stock currently owned by the Optionee for at least six (6) months (unless the Committee otherwise prescribes), in a combination of cash and Common Stock or, if permitted by the Committee, pursuant to a cashless exercise program (including, but not limited to, broker-assisted cashless exercise). If all or any portion of the Option Price is paid in Common Stock owned by the Optionee, then that stock shall be valued at its Fair Market Value on the date the Option is exercised.

2.                                      RESTATEMENT OF SECTION 21.2.6.  Section 21.2.6 of the Plan is restated in its entirety, as follows:

21.2.6    Remaining Terms.    The remaining terms of each Option granted under this Article XXI shall be the same as the terms in effect for Options granted to employees under Section 4.3, except as the Committee may otherwise determine with respect to the transferability of Options granted under this Article XXI.

3.                                      Save and except as expressly amended hereby, the Plan shall continue in full force and effect.